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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                         Date of Report: April 26, 2001


                             Entrada Networks, Inc.
             (Exact name of registrant as specified in its charter)




                                    000-26952
                            (Commission File Number)

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
                    DELAWARE                                                                33-0676350
(State or other jurisdiction of incorporation or organization)                  (I.R.S. Employer Identification No.)
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                    10070 Mesa Rim Road, San Diego, CA 92121
             (Address of principal executive offices, with zip code)


                                 (858) 623-3265
              (Registrant's telephone number, including area code)









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ITEM 5. OTHER EVENTS.


         Based on current financial data, we expect revenue from our legacy products for the first quarter of fiscal 2002 to be between $1.1 and $1.3 million, compared with $3.7 million for the comparable period of fiscal 2001. This decrease is a direct result of the current economic slowdown being experienced by our major Original Equipment Manufacturer (OEM) customers. We expect our revenues from legacy products to be impacted by the performance of our major OEM customers during the coming months, which may include a return to more acceptable levels, as some of them are forecasting improved performance sometime during the second half of this year.

         We are taking actions today to reduce our operating expenses. These actions reflect our expectations of slower growth in the near term, and should put us in a stronger financial position as we complete the development of and begin to ship our new storage area network (SAN) transport products later this year. We have implemented an expense reduction plan that will significantly reduce operating expenses in the first and second quarters of fiscal 2002, including an approximate 10% headcount reduction. The reductions are targeted only at our non-core legacy product lines.

         Development of our next-generation SAN data transport products is on schedule. And, our vision is to continue developing and introducing unique family of multi-service access switching products that connect isolated islands of SANs to each other over metro and wide area networks via fibre channel, gigabit Ethernet, IP (Internet Protocol) and light. With our SAN transport products now in beta test, we believe that we are making excellent progress in implementing the strategy that we have outlined over the past several months. The changes that we have announced today will allow us to continue focusing on that vision and its implementation

                             ABOUT ENTRADA NETWORKS

         Entrada Networks is a pioneer in the transport of storage over IP and over light. Entrada's SAN transport technology will enable OEMs and integrators to inter-network isolated islands of SANs over wide-area (WAN), and metro-area
(MAN) networks. The company's Silverline(TM) storage over IP transport switches will offer the widest available choice of connectivity and protocol options to optimize data exchange between SANs. These products help ensure data integrity regardless of distance and provide continuous access to mission-critical information. Entrada's expertise in optical networking, Internet, Fibre Channel and Ethernet technologies enable it to offer unrivaled SAN transport products. The company is headquartered in San Diego, CA. To learn more about Entrada Networks please visit www.entradanetworks.com.

         Except for historical information contained herein, the matters set forth in this Form 8-K are forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including but not limited to the following factors: 1) The failure of Entrada Networks to successfully design, manufacture and market Silverline(TM), and other new products for the SAN market and to attract and retain management to lead this effort 2) The much greater financial and other resources of Entrada Networks' many well-entrenched competitors in the market for SAN technologies; 3) The failure of the market for SAN transport products to grow and develop as is currently anticipated; 4) The failure of Entrada Networks to generate the cash flow from operations, or raise additional capital that will be necessary for Entrada to design, market and manufacture its announced and as-yet unannounced products; 5) the adoption of technology standards different from those under which Entrada is prepared to deliver products; and 6) such other factors as are set forth in the reports previously filed by Entrada's former Parent, Sorrento Networks Corporation or Sync Research with the U.S. Securities and Exchange Commission, including but not limited to the Reports of Sync Research, Inc., filed in connection with its merger with Entrada on Form S-4 and S-4/A.







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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ENTRADA NETWORKS, INC.
Date: April 26, 2001


                                       /s/ Gilbert S. Goldbeck
                                       ----------------------------------------
                                       Gilbert S. Goldbeck
                                       Vice President, Finance
                                       Chief Accounting Officer